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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 of 15(d) of the Securities
                              Exchange Act of 1934

                        Date of Report: September 5, 2001
                        (Date of earliest event reported)

                                DENMANS.COM, INC.
             (Exact name of registrant as specified in its charter)
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
Colorado                                     7389                               E.I.N. 91-2015608
(State or jurisdiction of           (Primary Standard Industrial                (I.R.S. Employee
incorporation or organization)      Classification Code Number)                 Identification No.)
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               1301 Dove Street, Suite 460 Newport Beach, CA 92660
          (Address of principal executive offices, including zip code)

                                 (604) 684-9461
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

The Company has entered into a binding legal agreement (the "Stock Exchange Agreement") to acquire all the issued and outstanding shares of Impulse Media Technologies Inc. ("Impulse"). Under the terms of the Stock Exchange Agreement, the Company will issue 6,517,194 shares of its common stock to the shareholders of Impulse in exchange for all the issued and outstanding shares of Impulse. The transaction is scheduled to complete on September 14, 2001.

Impulse, a Nevada company founded in October 2000 with its executive office in Seattle, Washington, is a wireless Internet technology designer, developer and marketer specializing in enabling radio station-listener interactivity and a mobile commerce transactions by radio station listeners.

The foregoing is only a summary of the transaction and is qualified in its entirety by the terms of the agreements referenced in the summary and attached as exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial statements of business acquired

         It is not practicable to provide financial statements of the acquired company prepared in accordance with the regulations on the date hereof. Accordingly, the required statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but in any event no later than November 16, 2001 (60 days after this Current Report on Form 8-K must be filed).


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(b)      Pro forma financial information (showing the effects of the acquisition)

         It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but in any event no later than November 16, 2001 (60 days after this Current Report on Form 8-K must be filed).

(c)      Exhibits

2.1 Stock Exchange Agreement between Denmans.com, Inc. and Impulse Media Technologies Inc., dated the 5th day of September, 2001

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENMANS.COM, INC.


/s/ Douglas N. Bolen
------------------------------------
(Signature)


Douglas N. Bolen
------------------------------------
(Name)

President
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(Position)

September 6, 2001
------------------------------------
(Date)